UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Shrewsbury Avenue, Shrewsbury, NJ (Address of principal executive offices)	07702 (Zip Code)

Registrant's telephone number, including area code 732-212-3300

 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1

Reconciliation of net earnings from continuing operations to net earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for certain items as defined in the Company's Revolving Credit Facility.

Item 12. Results of Operations and Financial Conditions

The Registrant is in the process of obtaining additional financing including refinancing of its synthetic lease and other obligations that mature within the next year. Financial institutions that may be providing this financing believe that earnings before interest, taxes, depreciation and amortization (EBITDA) is a key financial measure that impacts the amount of debt that is appropriate for the Company and impacts the pricing of that debt. Financial institutions base their decisions on both EBITDA from continuing operations and EBITDA from continuing operations adjusted by certain items as defined in its Revolving Credit Facility. Exhibit 99.1 provides a reconciliation of net earnings from continuing operations to net earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for certain items as defined in the Company's Revolving Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 19, 2003

Wellman, Inc.

By: /s/Mark J. Ruday
Mark J. Ruday
Vice President, Chief Accounting Officer and Controller